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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the inclusion and incorporation by reference in Kodiak Oil & Gas Corp.'s (the "Company") Registration Statement on Form S-4 (the "Registration Statement") of (1) the references to our firm, in the context in which they appear, and (2) the information regarding our reserves estimates and related future net cash flows and present values, including the estimates of the oil and gas reserves of the Company and related future net cash flows and present values thereof as of December 31, 2011, and December 31, 2010, and the estimates of the oil and gas reserves associated with the properties acquired by the Company in January 2012, and to the use in the Registration Statement of our reports and the information derived from such reports relating to such information.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus and Prospectus Supplements, if any, that form a part of the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
July 20, 2012

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  Exhibit 23.4